EXHIBIT 1


                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


NEW ISSUE COMPUTATIONAL MATERIALS
---------------------------------


$350,462,000 (approximate +/-10%)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
ASSET-BACKED CERTIFICATES, SERIES 2005-2

BEAR STEARNS ASSET-BACKED SECURITIES I LLC
Depositor

EMC MORTGAGE CORPORATION
Mortgage Loan Seller & Master Servicer

BEAR, STEARNS & CO. INC.
Sole Manager

All Statistical Information based upon Information as of April 1, 2005.


MAY 24, 2005


                                  BEAR STEARNS


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES,
AND OTHER INFORMATION
--------------------------------------------------------------------------------

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information," please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (economic prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (pay down factors, rate resets, and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested as assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and the prospectus supplement or private placement memorandum (Offering Documents) and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that we believe are reliable, but we do not guarantee the accuracy of the underlying data or computations based thereon. Bear Stearns. and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax, or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from Bear Stearns.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------

              CERTIFICATE INFORMATION TO 10% OPTIONAL CLEAN-UP CALL
              -----------------------------------------------------


               CERTIFICATE      RATINGS              CE           PASS-THROUGH        WINDOW       WAL        CERTIFICATE
  CLASS          SIZE (1)     S&P/FITCH           LEVELS (1)          RATE             (MOS)      (YRS)          TYPE
  -----      -------------   -----------          ----------      ------------        ------      -----     ---------------
   A-1        $48,750,000      AAA/AAA            27.10% (2)      LIBOR (3)(4)         1-33       1.164       Seq Senior
   A-2        $16,250,000      AAA/AAA            22.60% (2)      LIBOR (3)(4)         33-92      5.476     Seq Senior/Mezz
   A-3       $214,360,000      AAA/AAA            22.60% (2)      LIBOR (3)(4)         1-92       2.242         Senior
   M-1        $35,010,000       AA/AA             12.90% (2)      LIBOR (3)(5)         41-92      5.210       Subordinate
   M-2        $18,227,000        A/A               7.85% (2)      LIBOR (3)(5)         39-92      5.123       Subordinate
   M-3         $3,970,000       A-/A-              6.75% (2)      LIBOR (3)(5)         39-92      5.105       Subordinate
   M-4         $5,955,000     BBB+/BBB+            5.10% (2)      LIBOR (3)(5)         38-92      5.094       Subordinate
   M-5         $3,248,000      BBB/BBB             4.20% (2)      LIBOR (3)(5)         38-92      5.087       Subordinate
   M-6         $4,692,000     BBB-/BBB-            2.90% (2)      LIBOR (3)(5)         38-92      5.087       Subordinate
   M-7        $10,467,000       BB/BB              0.00% (2)              Not Offered Hereby                  Subordinate


NOTES:       - Prepayment Pricing Speed Assumption is 25% CPR
             - Certificates will be priced to a 10% clean-up call
             - Certificates are subject to a variance of +/- 10%

(1) The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.

(2) Credit enhancement for the Certificates will be provided by a combination of subordination, OC and excess spread all as more fully described herein. The expected initial credit enhancement percentages are as provided above. The initial OC amount will equal 0.00% as of the Cut-Off Date. Beginning on the distribution date in July 2005, all excess spread will be applied to pay principal, resulting in a limited acceleration of the Certificates thereby creating OC up to an OC Target, expected to be approximately 2.85% of the Cut-Off Date unpaid principal balance of the mortgage loans.

(3) The Pass-Through Rates for the Certificates will be a floating rate based on One-Month LIBOR plus the respective Margin subject to the Net Rate Cap. The Net Rate Cap will equal the weighted average of the net rates on the mortgage loans.

(4) On the first distribution date after the first possible optional clean-up call, the margin for the Class A Certificates will increase to 2 times its original value.

(5) On the first distribution date after the first possible optional clean-up call, the margin for the Class M Certificates will increase to
        1.5 times its original value.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


THE COLLATERAL


    - Conventional, one- to four-family, fixed-rate and adjustable rate mortgage loans secured by first and second liens on residential mortgage properties as briefly described in the table below.

    -    The mortgage loans are serviced by EMC Mortgage Corp.

    - As of the Cut-Off Date, no more than approximately 6% of the mortgage loans will be 31-60 days delinquent and none of the mortgage loans will be greater than 60 days delinquent.

    - As of the Cut-Off Date, no more than 21% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.

    - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Approximately 10% of the loans were acquired from a clean-up calls of 17 separate securitizations including twelve United Companies Financial Corporation securitizations (95% were from 1998-A), two AFC securitizations (1995-4 and 1996-4) and two Aames Mortgage Trust securitizations (1998-C and 1999-1) .

    - The mortgage loans were originated by approximately 80 originators with approximately 20% purchased from Wachovia, 12% originated by Option One, 9% originated by Irwin Home Equity, 8% originated by New Century, 7% originated by UCFC, and 6% originated by Long Beach. No other originator contributed more than 5%.

    - The mortgage loans purchased from Wachovia, were originated by ABFS and financed by Wachovia. After the ABFS bankruptcy, there was not enough critical mass for a stand alone securitization and this package was sold as whole loans to EMC. These loans do not have any scratch & dent reason associated with them.

    - The mortgage loans originated by Option One are generally loans that did not meet investor guidelines (approximately 75%) and loans with a delinquency history (approximately 21%).

    - The mortgage loans originated by Irwin Home Equity generally have high CLTV's with no mortgage insurance.

    - The mortgage loans originated by New Century are generally loans that did not meet investor guidelines (approximately 68%), loans with a delinquency history (approximately 27%), and loans that had documentation issues (approximately 5%).

    - The mortgage loans originated by UCFC are generally loans that were purchased through the clean-up calls of existing securitizations.

    - The mortgage loans originated by Long Beach are generally loans with a delinquency history (approximately 89%), loans that did not meet investor guidelines (approximately 6%) and loans that were seasoned (approximately 6%).

    - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on subprime underwriting guidelines.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------

                                                       % OF     GROSS                             GROSS      CURR
                        INDEX/          PRINCIPAL      SUB-     WAC      WAM     AGE     OTERM    MARGIN     CLTV
     LOAN TYPE           TERM            BALANCE       POOL      (%)    (MOS.)  (MOS.)   (MOS.)     (%)       (%)     FICO
     ---------      -------------      -------------   ----    -------  ------  ------   ------   ------    -------   ----
  ARM/1st Lien        1YR LIBOR            $324,906     0.15    5.287    351       9       360     2.250     77.74    607
  ARM/1st Lien        6MO LIBOR        $208,685,033    99.36    7.392    352       8       360     5.684     86.4     625
  ARM/1st Lien         1YR CMT           $1,024,266     0.49    7.536    281      79       360     4.992     78.96    635
                      Total ARM:       $210,034,205   100.00    7.389    352       8       360     5.675     86.35    625

  Fixed/1st Lien      Full Amort        $95,066,556    63.00    8.455    279      34       313      N/A      79.18    637
  Fixed/1st Lien        Balloon          $4,332,462     2.87   11.561     76     104       179      N/A      69.05    605
  Fixed/2nd Lien      Full Amort        $36,298,594    24.06   10.479    257      16       273      N/A      97.11    596
  Fixed/2nd Lien        Balloon         $15,197,572    10.07   10.062    169      11       180      N/A      97.21    650
                     Total Fixed:      $150,895,184   100.00    9.193    257      29       286      N/A      85.02    628

                   Total Portfolio:    $360,929,388   100.00    8.143    312      17       329     5.675     85.79    626

                  ALL COLLATERAL INFORMATION PROVIDED HEREIN HAS BEEN CALCULATED USING INFORMATION AS OF
                  APRIL 1, 2005 AND MAY DIFFER +/-10% FROM THE FINAL CHARACTERISTICS OF THE MORTGAGE POOL
                                                  AS OF THE CUT-OFF DATE.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.



                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


SUMMARY OF TERMS

DEPOSITOR:                         Bear Stearns Asset Backed Securities I LLC.

MORTGAGE LOAN SELLER:              EMC Mortgage Corporation.

MASTER SERVICER:                   EMC Mortgage Corporation.

SERVICER:                          EMC Mortgage Corporation.

SOLE MANAGER:                      Bear, Stearns & Co. Inc.

TRUSTEE:                           LaSalle Bank National Association.

RATING AGENCIES:                   Standard & Poor's Ratings Group & Fitch Ratings.

CUT-OFF DATE:                      May 1, 2005

SETTLEMENT DATE:                   On or about May 31, 2005

DISTRIBUTION DATE:                 25th day of each month (or the next business
                                   day), commencing June, 2005

OPTIONAL CALL:                     10% clean-up call

REGISTRATION:                      The Certificates will be available in
                                   book-entry form through DTC.

DENOMINATIONS:                     The Certificates are issuable in minimum
                                   denominations of an original amount of
                                   $25,000 and multiples of $1,000 in excess
                                   thereof.

FEDERAL TAX ASPECTS:               REMIC (one or more)

ERISA CONSIDERATIONS:              The Certificates generally may be purchased
                                   by, on behalf of, or with plan assets of, a
                                   Plan, if a prohibited transaction class
                                   exemption, based on the identity of the
                                   fiduciary making the decision to acquire such
                                   Certificates on behalf of the Plan or the
                                   source of funds for such acquisition, is
                                   applicable to the acquisition, holding and
                                   transfer of the Certificates.

SMMEA ELIGIBILITY:                 None of the Certificates will be 'mortgage
                                   related securities' for purposes of the
                                   Secondary Mortgage Market Enhancement Act of
                                   1984.

P&I Advances:                      The servicer will be obligated to advance, or
                                   cause to be advanced, cash advances with
                                   respect to delinquent payments of principal
                                   and interest on the mortgage loans to the
                                   extent that the servicer reasonably believes
                                   that such cash advances can be repaid from
                                   future payments on the related mortgage
                                   loans. These cash advances are only intended
                                   to maintain a regular flow of scheduled
                                   interest and principal payments on the
                                   Certificates and are not intended to
                                   guarantee or insure against losses. The
                                   Trustee will be obligated to back-stop the
                                   servicer's obligation.

NET MORTGAGE RATE:                 On any mortgage loan, the then applicable
                                   mortgage rate thereon minus the sum of (1)
                                   the Servicing Fee Rate (ranging from 0.375%
                                   to 0.50%) and (2) the Trustee Fee Rate
                                   (0.01%).


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


INTEREST PAYMENTS:                 On each Distribution Date holders of the
                                   Certificates will be entitled to receive the interest that has accrued on the Certificates at the related pass-through rate during the related accrual period, and any interest due on a prior Distribution Date that was not paid.

                                   The "accrual period" for the Certificates will be the period from and including the preceding distribution date (or from the settlement date with respect to the first distribution date) to and including the day prior to the current distribution date.

                                   The trustee will calculate interest on the Certificates on an actual/360 basis.

PRINCIPAL PAYMENTS:                The Class M Certificates will not receive any
                                   principal payments until the Stepdown Date or during a Trigger Event, unless the principal balance of the Class A Certificates is equal to zero.

                                   After the Stepdown Date, so long as a Trigger Event is not in effect, principal will be paid to the Class A and Class M Certificates as described under the "Priority of Payments."

CREDIT ENHANCEMENT:                Subordination: Initially, [22.60]% for the
                                   Class A Certificates, [12.90]% for the Class
                                   M-1 Certificates, [7.85]% for the Class M-2
                                   Certificates, [6.75]% for the Class M-3
                                   Certificates, [5.10]% for the Class M-4
                                   Certificates, [4.20]% for the Class M-5
                                   Certificates, [2.90]% for the Class M-6 and
                                   [0.00]% for the Class M-7 Certificates.

                                   o  Overcollateralization ("OC")
                                      INITIAL (% Orig.)          [0.00]%
                                      OC TARGET (% Orig.)        [2.85]%
                                      STEPDOWN (% Current)       [5.70]%
                                      OC FLOOR (% Orig.)          0.50%

                                   o  Excess spread, which will initially be
                                      equal to approximately [383] bps per
                                      annum (before losses), is expected to be available to cover losses and to build OC commencing on the July 2005 Distribution Date.

INTEREST DISTRIBUTION AMOUNT:      For any distribution date and each class of
                                   offered certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate (as reduced by the interest rate cap) on the Certificate
                                   Principal Balance of such Class immediately prior to such distribution date, in each case, reduced by any prepayment interest shortfalls to the extent not covered by compensating interest payable by the Master
                                   Servicer. PRINCIPAL REMITTANCE AMOUNT: With respect to any distribution date, the principal portion of all scheduled or unscheduled collections received or advanced on each mortgage loan.

PRINCIPAL DISTRIBUTION AMOUNT:     With respect to any distribution date, the
                                   Basic Principal Distribution Amount plus the
                                   Extra Principal Distribution Amount.

BASIC PRINCIPAL DISTRIBUTION       With respect to any distribution date, the
AMOUNT:                            excess of (i) the Principal Remittance Amount
                                   for such distribution date over (ii) the Overcollateralization Release Amount, if any, for such distribution date.



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


EXTRA PRINCIPAL DISTRIBUTION       With respect to any distribution date, the
AMOUNT:                            lesser of (x) the Net Monthly Excess
                                   Cash-flow for such distribution date and (y) the Overcollateralization Deficiency Amount for such distribution date.

NET MONTHLY EXCESS CASH-FLOW:      For any distribution date, the excess of (x)
                                   available funds for such distribution date over (y) the sum for such distribution date of (A) the Interest Distribution Amounts for the certificates, (B) the Interest Carry
                                   Forward Amounts for the Class A Certificates and (C) the Principal Distribution Amount.

BASIS RISK CARRY FORWARD           For any distribution date for the Offered
AMOUNT:                            Certificates, the sum of (i) if on such
                                   distribution date the Pass-Through Rate for the related Certificates is based on the Net
                                   Rate Cap, the excess of (a) the Interest
                                   Distribution Amount that would have been payable had the Pass-Through Rate for the related Certificates been calculated at the LIBOR-based rate over (b) interest calculated at the Net Rate Cap plus any amounts paid under the Yield Maintenance Agreement plus
                                   (ii) any such amounts remaining unpaid from prior distribution dates.

STEPDOWN DATE:                     The earlier to occur of (i) the distribution
                                   date on which the aggregate Certificate
                                   Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in June 2008 and (y) the first distribution date for which the aggregate
                                   Certificate Principal Balance of the Class M
                                   Certificates and the Overcollateralization
                                   Amount divided by the aggregate Stated
                                   Principal Balance of the mortgage loans is greater than or equal to [50.90]%.

TRIGGER EVENT:                     If either the Delinquency Test or the
                                   Cumulative Loss Test is violated.

DELINQUENCY TEST:                  A 'Trigger Event,' with respect to each
                                   Distribution Date after the Stepdown Date, exists if the three-month rolling average of the percent equal to the sum of the Stated
                                   Principal Balances of the mortgage loans that are 61 days or more delinquent (including loans in bankruptcy, foreclosure and REO properties) over the sum of the Stated
                                   Principal Balances of the mortgage loans as of the last day of the related due period, equals or exceeds [31.5%] of the aggregate amount of the Class M Certificates plus the Overcollateralization Amount as a percentage of the aggregate Stated Principal Balance of the mortgage loans.

CUMULATIVE LOSS TEST:              The Cumulative Loss Test is violated on any
                                   Distribution Date if the aggregate amount of realized losses incurred since the Cut-off
                                   Date through the last day of the related Due
                                   Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                                   DISTRIBUTION DATE OCCURRING IN    PERCENTAGE
                                   ------------------------------    ----------
                                   June 2008 through May 2009         [5.25]%
                                   June 2009 through May 2010         [6.75]%
                                   June 2010 through May 2011         [8.25]%
                                   June 2011 and thereafter           [8.50]%


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------

PRIORITY OF PAYMENTS:              On each Distribution Date, distributions on
                                   the Certificates, to the extent of available funds, will be made according to the following priority:

                                   INTEREST DISTRIBUTIONS:

                                   1)  To the holders of the Class A
                                       Certificates the Interest
                                       Distribution Amount and Interest
                                       Carry Forward Amount (distributed
                                       pro-rata to the Class A-1, Class A-2
                                       and Class A-3 Certificates);
                                   2)  To the holders of the Class M-1,
                                       Class M-2, Class M-3, Class M-4,
                                       Class M-5, Class M-6 and Class M-7
                                       Certificates, sequentially, the
                                       Interest Distribution Amount for each
                                       such class;

                                   PRINCIPAL DISTRIBUTIONS:

                                   Prior to the Stepdown Date or on which a Trigger Event is in effect

                                   1)  To the holders of the Class A
                                       Certificates (pro-rata to the Class A-3
                                       and the aggregate of the Class A-1 and
                                       Class A-2 Certificates, and Sequentially to the Class A-1 and Class A-2 Certificates) until the Certificate Principal Balance of each such class has been reduced to zero;
                                   2)  To the holders of the Class M-1,
                                       Class M-2, Class M-3, Class M-4,
                                       Class M-5, Class M-6 and Class M-7
                                       Certificates, sequentially, any
                                       remaining Principal Distribution
                                       Amount, in each case, until the
                                       Certificate Principal Balance of each
                                       such class has been reduced to zero;

                                   On or after the Stepdown Date on which a Trigger Event is not in effect

                                   1)  To the holders of the Class A
                                       Certificates, the Class A Principal
                                       Distribution Amount (pro-rata to the
                                       Class A-3 and the aggregate of the Class
                                       A-1 and Class A-2 Certificates, and
                                       Sequentially to the Class A-1 and Class
                                       A-2 Certificates) until the Certificate
                                       Principal Balance of each such class has been reduced to zero;
                                   2)  To the holders of the Class M-1
                                       Certificates, the Class M-1 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero;
                                   3)  To the holders of the Class M-2
                                       Certificates, the Class M-2 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero;
                                   4)  To the holders of the Class M-3
                                       Certificates, the Class M-3 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero;
                                   5)  To the holders of the Class M-4
                                       Certificates, the Class M-4 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero;
                                   6)  To the holders of the Class M-5
                                       Certificates, the Class M-5 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero;
                                   7)  To the holders of the Class M-6
                                       Certificates, the Class M-6 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero; and
                                   8)  To the holders of the Class M-7
                                       Certificates, the Class M-7 Principal
                                       Distribution Amount until the Certificate
                                       Principal Balance thereof has been
                                       reduced to zero.

                                   NET MONTHLY EXCESS CASHFLOW:

                                   1) to the holders of the class or classes of Certificates then entitled to


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


                                       receive distributions in respect of
                                       principal, in an amount equal to the
                                       Extra Principal Distribution Amount,
                                       distributable as part of the Principal
                                       Distribution Amount;
                                   2)  to the holders of the Class A
                                       Certificates, in an amount equal to the
                                       previously allocated Realized Loss
                                       Amounts;
                                   3)  to the holders of the Class M-1, Class
                                       M-2, Class M-3, Class M-4, Class M-5,
                                       Class M-6 and Class M-7 Certificates, in that order, in an amount equal to the related Interest Carry Forward Amount allocable to such Certificates;
                                   4)  to make payments to a reserve account,
                                       to the extent required to distribute to
                                       the holders of the Class A Certificates
                                       any Basis Risk Carryover Amounts for such classes;
                                   5)  to make payments to a reserve
                                       account, to the extent required to
                                       distribute to the holders of the Class M
                                       Certificates any Basis Risk Carryover
                                       Amounts for such classes;
                                   6)  to the holders of the Class A
                                       Certificates and Class M Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;
                                   7)  to the holders of the Class M
                                       Certificates, in an amount equal to the
                                       previously allocated Realized Loss
                                       Amounts; and
                                   8)  to the holders of the Class B-IO
                                       Certificates and the Class R
                                       Certificates, as provided in the pooling and servicing agreement.

CLASS A PRINCIPAL DISTRIBUTION     For any applicable distribution date, an
AMOUNT:                            amount equal to the excess (if any) of (A)
                                   the Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date over (B) the lesser of
                                   (x) 49.10% of the aggregate Stated Principal
                                   Balance of the mortgage loans, as of the last day of the related due period and (y) the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period less the
                                   Overcollateralization Floor.

CLASS M-1 PRINCIPAL                For any applicable distribution date, an
DISTRIBUTION AMOUNT:               amount equal to the excess (if any) of (A)
                                   the sum of (1) the Certificate Principal
                                   Balance of the Class A Certificates (after taking into account the payment of the Class
                                   A Principal Distribution Amount for that distribution date) and (2) the Certificate
                                   Principal Balance of the Class M-1
                                   Certificates immediately prior to such
                                   distribution date over (B) the lesser of (x)
                                   [68.50]% of the aggregate Stated Principal
                                   Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period less the
                                   Overcollateralization Floor.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


CLASS M-2 PRINCIPAL                For any applicable distribution date, an
DISTRIBUTION AMOUNT:               amount equal to the excess (if any) of (A)
                                   the sum of (1) the Certificate Principal
                                   Balance of the Class A and Class M-1
                                   Certificates (after taking into account the payment of the Class A and Class M-1
                                   Principal Distribution Amounts for that
                                   distribution date) and (2) the Certificate
                                   Principal Balance of the Class M-2
                                   Certificates immediately prior to such
                                   distribution date over (B) the lesser of (x)
                                   [78.60]% of the aggregate Stated Principal
                                   Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period less the
                                   Overcollateralization Floor.

CLASS M-3 PRINCIPAL                For any applicable distribution date, an
DISTRIBUTION AMOUNT:               amount equal to the excess (if any) of (A)
                                   the sum of (1) the Certificate Principal
                                   Balance of the Class A, Class M-1 and Class
                                   M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts for that distribution date) and (2) the Certificate Principal Balance of the Class
                                   M-3 Certificates immediately prior to such distribution date over (B) the lesser of (x)
                                   [80.80]% of the aggregate Stated Principal
                                   Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period less the
                                   Overcollateralization Floor.

CLASS M-4 PRINCIPAL                For any applicable distribution date, an
DISTRIBUTION AMOUNT:               amount equal to the excess (if any) of (A)
                                   the sum of (1) the Certificate Principal
                                   Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class
                                   M-1, Class M-2 and Class M-3 Principal
                                   Distribution Amounts for that distribution
                                   date) and (2) the Certificate Principal
                                   Balance of the Class M-4 Certificates
                                   immediately prior to such distribution date over (B) the lesser of (x) [84.10]% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate
                                   Stated Principal Balance of the mortgage loans as of the last day of the related due period less the Overcollateralization Floor.

CLASS M-5 PRINCIPAL                For any applicable distribution date, an
DISTRIBUTION AMOUNT:               amount equal to the excess (if any) of (A)
                                   the sum of (1) the Certificate Principal
                                   Balance of the Class A, Class M-1, Class M-2,
                                   Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class
                                   A, Class M-1, Class M-2, Class M-3 and Class
                                   M-4 Principal Distribution Amounts for that distribution date) and (2) the Certificate
                                   Principal Balance of the Class M-5
                                   Certificates immediately prior to such
                                   distribution date over (B) the lesser of (x)
                                   [85.90]% of the aggregate Stated Principal
                                   Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period less the
                                   Overcollateralization Floor.



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


CLASS M-6 PRINCIPAL                For any applicable distribution date, an
DISTRIBUTION AMOUNT:               amount equal to the excess (if any) of (A)
                                   the sum of (1) the Certificate Principal
                                   Balance of the Class A, Class M-1, Class M-2,
                                   Class M-3, Class M-4 and Class M-5
                                   Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                                   Class M-3, Class M-4 and Class M-5 Principal
                                   Distribution Amounts for that distribution
                                   date) and (2) the Certificate Principal
                                   Balance of the Class M-6 Certificates
                                   immediately prior to such distribution date over (B) the lesser of (x) [88.50]% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate
                                   Stated Principal Balance of the mortgage loans as of the last day of the related due period less the Overcollateralization Floor.

CLASS M-7 PRINCIPAL                For any applicable distribution date, an
DISTRIBUTION AMOUNT:               amount equal to the excess (if any) of (A)
                                   the sum of (1) the Certificate Principal
                                   Balance of the Class A, Class M-1, Class M-2,
                                   Class M-3, Class M-4, Class M-5 and Class M-6
                                   Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                                   Class M-3, Class M-4, Clsas M-5 and Class M-6
                                   Principal Distribution Amounts for that
                                   distribution date) and (2) the Certificate
                                   Principal Balance of the Class M-7
                                   Certificates immediately prior to such
                                   distribution date over (B) the lesser of (x)
                                   [94.30]% of the aggregate Stated Principal
                                   Balance of the mortgage loans as of the last day of the related due period and (y) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period less the
                                   Overcollateralization Floor.
                                   OVERCOLLATERALIZATION DEFICIENCY For any distribution date, the amount, if any, by which the Overcollateralization AMOUNT:
                                   Target Amount exceeds the Overcollateralized
                                   Amount on such distribution date.

OVERCOLLATERALIZATION RELEASE      For any Distribution Date, the lesser of (x)
AMOUNT:                            the Principal Remittance Amount for such
                                   Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming 100% of the
                                   Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target
                                   Amount for such Distribution Date.

OVERCOLLATERALIZATION              With respect to any Distribution Date, (i)
TARGET AMOUNT:                     prior to the Stepdown Date, an amount equal
                                   to approximately 2.85% of the aggregate
                                   principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 5.70% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (y) approximately $1,804,647 or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target
                                   Amount for the immediately preceding
                                   Distribution Date. As of April 1, 2005, the
                                   OC Target Amount would have been
                                   approximately $10.286 million.

OVERCOLLATERALIZED AMOUNT:         For any distribution date, the amount, if
                                   any, by which (i) the aggregate principal balance of the mortgage loans exceeds (ii) the aggregate Certificate Principal Balance of the offered certificates as of such distribution date.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------

REALIZED LOSSES:                   Any loss on a mortgage loan attributable to
                                   the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

ALLOCATION OF LOSSES:              Any Realized Losses on the mortgage loans
                                   will be allocated on any distribution date, first, to Net Monthly Excess Cashflow, second, in reduction of the
                                   Overcollateralization Amount, third, to the
                                   Class M-7 Certificates, fourth, to the Class
                                   M-6 Certificates , fifth, to the Class M-5
                                   Certificates, sixth to the Class M-4,
                                   seventh, to Class M-4, eighth, to Class M-3, ninth, to Class M-2, tenth to the Class M-1
                                   Certificates and eleventh to the Class A
                                   Certificates. Any realized losses allocated to the Class A Certificates will be allocated pro-rata to the Class A-3 Certificates and the aggregate of the Class A-1 and Class A-2
                                   Certificates, and then any losses will be allocated to the Class A-2 Certificates until they are reduced to zero and then to the Class A-1 Certificates.

                                   Once Realized Losses have been allocated to the Certificates, such amounts with respect to such certificates will no longer accrue interest.

ALLOCATED REALIZED LOSS AMOUNT:    With respect to any of the Certificates and
                                   any distribution date, an amount equal to the sum of any Realized Loss allocated to that class of Certificates on that distribution date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous distribution date.

INTEREST CARRY FORWARD AMOUNT:     The Interest Carry Forward Amount is the
                                   amount of interest that was due, but remains unpaid from prior distribution dates.



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


YIELD MAINTENANCE AGREEMENT:       The issuer may benefit from payments from the
                                   Yield Maintenance Provider pursuant to a Yield Maintenance Agreements purchased with respect to the fixed-rate mortgage loans, which is intended to partially mitigate the interest rate risk that could result from the difference between the LIBOR-based Rate on the floating rate Certificates and the Net
                                   Rate Cap.

                                   On each Distribution Date, payments under the Yield Maintenance Agreement will be made on an amount equal to the lesser of (a) the aggregate unpaid principal balance of the fixed-rate mortgage loans as of such Distribution Date and (b) the Notional Balance schedule, calculated based on 18% CPR.

                                   It is anticipated that the Yield Maintenance
                                   Agreements will include the following terms:

                                   Notional Balance             Period    Strike Rate    Ceiling
                                   ----------------             ------    -----------    -------
                                   Fixed Rate Loans @ 18% CPR    1-24        5.00%         11%

                                   Fixed Rate Loans @ 18% CPR    25-30       8.00%         11%




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


     THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION
              OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED ON INFORMATION AS OF MAY 1, 2005.


LOAN CHARACTERISTIC                              FIXED POOL                ADJUSTABLE POOL             TOTAL POOL
-------------------                           ----------------           -----------------         -----------------
 Expected Pool Balance                         $150,895,183.22             $210,034,204.60           $360,929,387.82
 Average Balance                                    $55,990.79                 $189,904.34                $94,956.43
 % Conforming Balances                                  79.45%                      74.83%                    76.76%
 WA Gross WAC                                          9.1930%                     7.3891%                   8.1433%
 Range of Gross WAC                           4.900% - 19.500%            3.250% - 14.890%          3.250% - 19.500%
 WA Net WAC (%)                                        8.7226%                     6.8902%                   7.6563%
 WAM (mos)                                                 257                         352                       312
 WA Age (mos)                                               30                           8                        17
 WA Orig. Term (mos)                                       286                         360                       329
Fixed Rate Balloon                                      12.94%                         N/A                     5.41%
Fixed Rate Fully Amortizing                             87.06%                         N/A                    36.40%
Adjustable Rate                                            N/A                     100.00%                    58.19%
 First Lien / Second Lien                      65.87% / 34.13%               100.00% /---%           85.73% / 14.27%

CURRENT BALANCE
---------------
$0 - $49,999                                            31.62%                       0.83%                    13.70%
$50,000 - $99,999                                       27.23%                       8.58%                    16.38%
$100,000 - $149,999                                     14.75%                      14.24%                    14.45%
$150,000 - $199,999                                      7.39%                      15.57%                    12.15%
$200,000 - $249,999                                      4.55%                      13.97%                    10.03%
$250,000 - $299,999                                      3.76%                      10.17%                     7.49%
$300,000 - $349,999                                      3.23%                       9.84%                     7.08%
$350,000 - $399,999                                      1.47%                       6.82%                     4.58%
$400,000 - $449,999                                      1.39%                       5.88%                     4.00%
$450,000 - $499,999                                      1.25%                       6.37%                     4.23%
$500,000 - $549,999                                      0.68%                       2.54%                     1.76%
$550,000 - $599,999                                       ---%                       2.20%                     1.28%
$600,000 - $649,999                                       ---%                       0.91%                     0.53%
$650,000 and above                                       2.68%                       2.08%                     2.33%

INTEREST RATE
-------------
Up to 5.999%                                             9.00%                      11.09%                    10.21%
6.000% - 6.999%                                         12.70%                      31.64%                    23.72%
7.000% - 7.999%                                         10.67%                      30.46%                    22.19%
8.000% - 8.999%                                         11.12%                      17.15%                    14.63%
9.000% - 9.999%                                         16.58%                       7.06%                    11.04%
10.000% - 10.999%                                       19.81%                       1.54%                     9.18%
11.000% - 11.999%                                       12.79%                       0.84%                     5.84%
12.000% - 12.999%                                        5.14%                       0.18%                     2.25%
13.000% - 13.999%                                        1.57%                        ---%                     0.66%
14.000% - 14.999%                                        0.33%                       0.04%                     0.16%
15.000% and above                                        0.31%                        ---%                     0.13%



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


     THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION
              OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED ON INFORMATION AS OF MAY 1, 2005.

LOAN CHARACTERISTIC                                FIXED POOL             ADJUSTABLE POOL                    TOTAL POOL
-------------------                                ----------             ---------------                    ----------

AGE (MONTHS)
------------
0 - 12                                                 61.80%                      91.17%                        78.89%
13 - 24                                                10.95%                       6.12%                         8.14%
25 - 36                                                 1.28%                       0.26%                         0.69%
37 - 48                                                 0.35%                       0.09%                         0.20%
49 - 60                                                 0.01%                       0.85%                         0.01%
61 - 72                                                 0.90%                       0.73%                         0.87%
73 - 84                                                 2.37%                       0.20%                         1.42%
85 - 96                                                17.27%                       0.58%                         7.34%
97 and Greater                                          5.06%                      91.17%                         2.45%

ORIGINAL TERM
-------------
1-15 Years                                             27.69%                       0.07%                        11.62%
16-30 Years                                            72.31%                      99.93%                        88.38%

CREDIT SCORE
------------
Weighted Average                                          628                         625                           626
Not Available                                           0.44%                       0.02%                         0.19%
Up to 549                                              20.37%                      16.94%                        18.37%
550 to 599                                             14.36%                      17.73%                        16.32%
600 to 649                                             20.20%                      25.70%                        23.40%
650 to 699                                             23.10%                      24.62%                        23.99%
700 to 749                                             13.53%                      11.95%                        12.61%
750 to 799                                              7.42%                       2.93%                         4.81%
800 and Greater                                         0.57%                       0.12%                         0.31%

CURRENT CLTV
------------
Weighted Average                                       85.02%                      86.35%                        85.79%
% LTV's > 80%                                          36.89%                      53.31%                        46.44%
% of LTV's > 80% with MI                                1.61%                       1.27%                         1.41%

ORIGINAL CLTV
-------------
Weighted Average                                       88.51%                      86.72%                        87.47%
Up to 10.00%                                            0.05%                        ---%                         0.02%
10.01 - 20.00%                                          0.38%                        ---%                         0.16%
20.01% - 30.00%                                         0.33%                       0.11%                         0.21%
30.01% - 40.00%                                         1.31%                       0.15%                         0.64%
40.01% - 50.00%                                         1.62%                       0.21%                         0.80%
50.01% - 60.00%                                         2.89%                       1.58%                         2.13%
60.01% - 70.00%                                         6.91%                       5.41%                         6.04%
70.01% - 80.00%                                        15.18%                      32.49%                        25.25%
80.01% - 90.00%                                        21.14%                      29.29%                        25.88%
90.01% - 100.00%                                       40.98%                      23.79%                        30.98%
100.01% and above                                       9.22%                       6.96%                         7.90%



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


     THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION
              OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED ON INFORMATION AS OF MAY 1, 2005.

LOAN CHARACTERISTIC                                FIXED POOL              ADJUSTABLE POOL                   TOTAL POOL
-------------------                                ----------              ---------------                   ----------

OCCUPANCY STATUS
----------------
 Owner Occupied                                        93.17%                       90.85%                       91.82%
 Investor Property                                      6.31%                        7.66%                        7.09%
 Second Home                                            0.53%                        1.50%                        1.09%

LOAN PURPOSE
------------
 Purchase Money                                        39.36%                       40.00%                       39.73%
 Cash-Out Refi                                         50.05%                       49.51%                       49.74%
 Rate/Term Refi                                        10.58%                       10.49%                       10.53%

INSURANCE
---------
 Conventional w/MI                                      1.61%                        1.27%                        1.41%
 Conventional w/o MI                                   98.39%                       98.73%                       98.59%

GEOGRAPHIC CONCENTRATION (> 5%)
-------------------------------
                                                  (CA) 16.97%                  (CA) 27.42%                  (CA) 23.05%
                                                   (FL) 7.75%                   (MD) 6.42%                   (FL) 6.37%
                                                   (NY) 6.69%                   (FL) 5.39%                   (NY) 5.89%
                                                   (PA) 5.89%                   (NY) 5.31%                   (TX) 5.17%
                                                   (TX) 5.24%                   (TX) 5.12%
PROPERTY TYPE
-------------
 Single Family Detached                                76.88%                       69.57%                       72.63%
 2-4 Family                                             8.04%                       11.75%                       10.20%
 Planned Unit Development                              10.26%                       12.85%                       11.77%
 Condominium                                            3.96%                        5.40%                        4.80%
 Townhouse                                              0.86%                        0.43%                        0.61%

INDEX
-----
 Fixed Rate Balloon                                    12.94%                        --- %                        5.41%
 Fixed Rate Fully Amortizing                           87.06%                        --- %                       36.40%
 1YR LIBOR ARM                                          --- %                        0.15%                        0.09%
 6MO LIBOR ARM                                          --- %                       99.36%                       57.82%
 1YR CMT ARM                                             ---%                        0.49%                        0.28%



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.



                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------


     THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION
              OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS
              BEEN PROVIDED BASED ON INFORMATION AS OF MAY 1, 2005.

LOAN CHARACTERISTIC                                FIXED POOL                   ADJUSTABLE                   TOTAL POOL
-------------------                                ----------                   ----------                   ----------

GROSS MARGIN
------------
Weighted Average (Arms Only)                             ---%                       5.675%                       5.675%
Fixed Rate Mortgage Loans                             100.00%                        --- %                       41.81%
Up to 2.999%                                             ---%                        7.89%                        4.59%
3.000% - 3.999%                                          ---%                        3.20%                        1.86%
4.000% - 4.999%                                          ---%                        9.11%                        5.30%
5.000% - 5.999%                                          ---%                       37.49%                       21.81%
6.000% - 6.999%                                          ---%                       30.45%                       17.72%
7.000% - 7.999%                                          ---%                        9.80%                        5.70%
8.000% and above                                         ---%                        2.06%                        1.20%


MAXIMUM INTEREST RATE
---------------------
Weighted Average (Arms Only)                             ---%                      13.697%                      13.697%
Fixed Rate Mortgage Loans                             100.00%                        --- %                       41.81%
Up to 11.999%                                            ---%                       10.31%                        6.00%
12.000% - 12.999%                                        ---%                       18.85%                       10.97%
13.000% - 13.999%                                        ---%                       30.76%                       17.90%
14.000% - 14.999%                                        ---%                       22.61%                       13.15%
15.000% - 15.999%                                        ---%                       11.98%                        6.97%
16.000% - 16.999%                                        ---%                        3.76%                        2.19%
17.000% - 17.999%                                        ---%                        1.11%                        0.65%
18.000% - 18.999%                                        ---%                        0.54%                        0.32%
19.000% - 19.999%                                        ---%                        0.05%                        0.03%
20.000% and above                                        ---%                        0.04%                        0.02%

MONTHS TO NEXT RATE ADJUSTMENT
------------------------------
Weighted Average (Arms Only)                             ---%                           23                           23
Fixed Rate Mortgage Loans                             100.00%                        --- %                       41.81%
0-3                                                      ---%                        1.70%                        0.99%
4-7                                                      ---%                        3.35%                        1.95%
8-11                                                     ---%                        2.80%                        1.63%
12-15                                                    ---%                        6.28%                        3.65%
16-19                                                    ---%                       38.63%                       22.48%
20-23                                                    ---%                       20.76%                       12.08%
24-27                                                    ---%                        0.93%                        0.54%
28-31                                                    ---%                       14.00%                        8.15%
32-39                                                    ---%                        2.49%                        1.45%
40-43                                                    ---%                        0.52%                        0.30%
44-47                                                    ---%                        0.42%                        0.24%
48 and above                                             ---%                        8.12%                        4.73%




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------

                     Distribution          AFC             AFC            Excess              Excess
        Period          Date             Rate (1)        Rate (2)      Spread bps (1)     Spread bps (3)
        ------       ------------        --------        --------      --------------     --------------
           1          25-Jun-05            9.188          10.565              455               455
           2          25-Jul-05            7.656           9.320              392               375
           3          25-Aug-05            7.409           9.140              380               346
           4          25-Sep-05            7.409           9.155              380               330
           5          25-Oct-05            7.655           9.357              393               331
           6          25-Nov-05            7.408           9.179              381               308
           7          25-Dec-05            7.655           9.381              394               319
           8          25-Jan-06            7.407           9.203              382               301
           9          25-Feb-06            7.408           9.216              383               298
          10          25-Mar-06            8.201           9.847              420               340
          11          25-Apr-06            7.407           9.241              384               291
          12          25-May-06            7.653           9.441              396               302
          13          25-Jun-06            7.406           9.266              383               285
          14          25-Jul-06            7.653           9.468              395               298
          15          25-Aug-06            7.406           9.294              382               281
          16          25-Sep-06            7.413           9.316              382               279
          17          25-Oct-06            7.800           9.734              408               312
          18          25-Nov-06            7.903           9.993              431               339
          19          25-Dec-06            8.368          10.431              463               375
          20          25-Jan-07            8.143          10.276              455               361
          21          25-Feb-07            8.142          10.289              454               359
          22          25-Mar-07            9.020          11.010              491               406
          23          25-Apr-07            8.147          10.435              453               357
          24          25-May-07            8.418          10.901              464               378
          25          25-Jun-07            8.148           9.796              451               367
          26          25-Jul-07            8.423          10.092              463               384
          27          25-Aug-07            8.151           9.838              450               366
          28          25-Sep-07            8.151           9.854              449               365
          29          25-Oct-07            8.423          10.239              460               381
          30          25-Nov-07            8.151          10.210              447               364


     (1)  Assumes 1-month LIBOR at 3.09%, 6-month LIBOR at 3.51%, 1-Year LIBOR at 3.77%, 1-Year Treasury at 3.32% , no losses and is run at the pricing speed to call.
     (2)  Assumes 1-month  LIBOR equals 20%, no losses and is run at the pricing speed to call.
     (3)  Assumes Forward LIBOR, no losses and is run at the pricing speed to call.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------

                     Distribution          AFC             AFC            Excess              Excess
        Period          Date             Rate (1)        Rate (2)      Spread bps (1)     Spread bps (3)
        ------       ------------        --------        --------      --------------     --------------
          31          25-Dec-07            8.422           9.591              458               380
          32          25-Jan-08            8.298           9.456              460               377
          33          25-Feb-08            8.298           9.456              459               376
          34          25-Mar-08            8.870          10.115              483               408
          35          25-Apr-08            8.297           9.577              456               373
          36          25-May-08            8.574          10.133              468               389
          37          25-Jun-08            8.313           9.953              456               373
          38          25-Jul-08            8.616          10.412              469               395
          39          25-Aug-08            8.339          10.080              460               382
          40          25-Sep-08            8.339          10.086              462               383
          41          25-Oct-08            8.653          10.491              480               405
          42          25-Nov-08            8.374          10.227              468               389
          43          25-Dec-08            8.653          10.658              482               406
          44          25-Jan-09            8.374          10.435              469               391
          45          25-Feb-09            8.373          10.436              470               390
          46          25-Mar-09            9.311          11.649              512               447
          47          25-Apr-09            8.410          10.544              474               398
          48          25-May-09            8.690          10.896              487               415
          49          25-Jun-09            8.409          10.558              474               398
          50          25-Jul-09            8.689          11.010              487               415
          51          25-Aug-09            8.409          10.658              474               397
          52          25-Sep-09            8.409          10.685              474               396
          53          25-Oct-09            8.689          11.065              487               413
          54          25-Nov-09            8.408          10.709              474               396
          55          25-Dec-09            8.689          11.078              487               413
          56          25-Jan-10            8.408          10.817              474               396
          57          25-Feb-10            8.408          10.818              474               395
          58          25-Mar-10            9.314          12.081              513               448
          59          25-Apr-10            8.412          10.934              475               396
          60          25-May-10            8.693          11.300              487               414



     (1)  Assumes 1-month LIBOR at 3.09%, 6-month LIBOR at 3.51%, 1-Year LIBOR at 3.77%, 1-Year Treasury at 3.32% , no losses and is run at the pricing speed to call.
     (2)  Assumes 1-month  LIBOR equals 20%, no losses and is run at the pricing speed to call.
     (3)  Assumes Forward LIBOR, no losses and is run at the pricing speed to call.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------

                     Distribution          AFC             AFC            Excess              Excess
        Period          Date             Rate (1)        Rate (2)      Spread bps (1)     Spread bps (3)
        ------       ------------        --------        --------      --------------     --------------
          61          25-Jun-10            8.412          10.937              475               396
          62          25-Jul-10            8.693          11.353              487               413
          63          25-Aug-10            8.412          10.988              475               395
          64          25-Sep-10            8.412          11.000              475               395
          65          25-Oct-10            8.692          11.390              487               412
          66          25-Nov-10            8.412          11.024              475               395
          67          25-Dec-10            8.692          11.393              487               412
          68          25-Jan-11            8.412          11.027              475               395
          69          25-Feb-11            8.412          11.029              475               394
          70          25-Mar-11            9.313          12.212              513               447
          71          25-Apr-11            8.412          11.034              475               394
          72          25-May-11            8.692          11.404              487               412
          73          25-Jun-11            8.411          11.037              475               394
          74          25-Jul-11            8.692          11.407              487               412
          75          25-Aug-11            8.411          11.041              475               393
          76          25-Sep-11            8.411          11.042              475               392
          77          25-Oct-11            8.691          11.412              487               410
          78          25-Nov-11            8.384          11.050              472               390
          79          25-Dec-11            8.664          11.420              485               408
          80          25-Jan-12            8.384          11.053              472               390
          81          25-Feb-12            8.384          11.055              472               389
          82          25-Mar-12            8.962          11.819              497               423
          83          25-Apr-12            8.384          11.058              472               387
          84          25-May-12            8.663          11.429              484               406
          85          25-Jun-12            8.384          11.062              472               387
          86          25-Jul-12            8.663          11.433              484               405
          87          25-Aug-12            8.384          11.066              472               386
          88          25-Sep-12            8.384          11.068              472               386
          89          25-Oct-12            8.663          11.438              484               404
          90          25-Nov-12            8.383          11.071              472               386
          91          25-Dec-12            8.663          11.442              484               404
          92          25-Jan-13            8.383          11.075              472               386


     (1)  Assumes 1-month LIBOR at 3.09%, 6-month LIBOR at 3.51%, 1-Year LIBOR at 3.77%, 1-Year Treasury at 3.32% , no losses and is run at the pricing speed to call.
     (2)  Assumes 1-month  LIBOR equals 20%, no losses and is run at the pricing speed to call.
     (3)  Assumes Forward LIBOR, no losses and is run at the pricing speed to call.




--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                                     COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                          BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                        ASSET-BACKED CERTIFICATES, SERIES 2005-2
--------------------------------------------------------------------------------

                               CONTACT INFORMATION
                               -------------------

MBS Trading
-----------

Scott Eichel                                Tel: (212) 272-5451
Sr. Managing Director                       eichel@bear.com

Chris Scott                                 Tel: (212) 272-5451
Sr. Managing Director                       cscott@bear.com

MBS Structuring
---------------

Keith Lind                                  Tel: (212) 272-5451
Associate Director                          klind@bear.com

MBS Banking
-----------

Jennifer Schneider                          Tel: (212) 272-7599
Managing Director                           jeschneider@bear.com

Ernie Calabrese                             Tel: (212) 272-9529
Managing Director                           ecalabrese@bear.com

Samantha Fong                               Tel: (212) 272-7247
Analyst                                     sfong@bear.com

Syndicate
---------

Carol Fuller                                Tel: (212) 272-4955
Managing Director                           cfuller@bear.com

Angela Ward                                 Tel: (212) 272-4955
Vice-President                              award@bear.com

Rating Agencies
---------------

Fitch:   Michele Patterson                  Tel: (212) 908-0779
                                            michele.patterson@fitchratings.com
         Marissa Kimmel                     Tel: (212) 908-0343
                                            marissa.kimmel@fitchratings.com


S&P:     Tara Moayed                        Tel: (212) 438-1804
                                            tara_moayed@sandp.com



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.